Exhibit 10.4

NPS Pharmaceuticals Inc.

Restricted Stock Unit Agreement

Name:	[[FIRSTNAME]] [[LASTNAME]]
Award Number:	[[GRANTNUMBER]]
Grant Date:	[[GRANTDATE]]
Plan:	[[STOCKOPTIONPLANNAME]]
Award Type:	[[GRANTTYPE]]
Total Number of Units:	[[SHARESGRANTED]]
FMV on Date of Award:	[[MARKETPRICEATAWARD]]

THIS RESTRICTED STOCK UNIT AGREEMENT, is made and is effective as of the above Date of Grant between NPS Pharmaceuticals, Inc., a Delaware corporation (the “Company”), to the Participant named above, who is an employee of the Company. The Company hereby irrevocably grants to Participant the number of Restricted Stock Units (“RSUs”) set forth above subject to the conditions provided herein and in the 2005 Omnibus Incentive Plan, as amended and restated (the “Plan”). Unless otherwise specified, capitalized terms shall have the meanings specified in attached Terms and Conditions and the Plan.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto have agreed, and do hereby agree to the terms and conditions of this Agreement.

IN WITNESS WHEREFORE, the Company has signed this Agreement to be effective as of the Date of Grant shown above.

NPS PHARMACEUTICALS, INC.		RECIPIENT

By:
	[NAME] [TITLE]	[[FIRSTNAME]] [[LASTNAME]]

TERMS AND CONDITIONS

1.                                      Conversion of Restricted Stock Units; Issuance of Common Stock.   Upon vesting of the RSUs, the Company shall promptly cause to be issued in book-entry form, registered in Participant’s name or in the name of Participant’s legal representatives, beneficiaries or heirs, as the case may be, Common Stock in payment of such vested whole restricted stock.

2.                                      Vesting.   Subject to the terms and conditions of this Agreement, the RSUs will vest as follows: one third of the award will vest on the first anniversary of the Date of Grant, one third of the award will vest on the second anniversary of the Date of Grant, and one third of the award will vest on the third anniversary of the Date of Grant, provided that vesting will cease upon the termination of your continuous status as an employee, director or consultant (“Continuous Service”).

3.                                      Termination of Continuous Service.

(a)                                 If, prior to vesting of the RSUs, Participant terminates his/her Continuous Service, then all of the unvested RSUs shall be immediately and irrevocably forfeited.

(b)                                 Notwithstanding anything to the contrary herein, upon the termination of Continuous Service due to death or permanent or total disability, then all unvested RSUs shall become immediately vested.

4.                                      Transferability.   The RSUs and any rights under this Agreement are not transferable, except by will or by the laws of descent and distribution. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise your RSUs.

5.                                      No Employment Relationship.   The RSUs are not an employment or service contract, and nothing in this Agreement shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an affiliate, or of the Company or an affiliate to continue your employment.

6.                                      No Shareholder Rights.   The RSUs granted pursuant to this Agreement do not entitle the Participant to any rights of a stockholder of Common Stock. The rights of Participant with respect to the RSUs shall remain forfeitable at all times prior to the date on which such RSUs become vested.

7.                                      Notices.   Any notices provided for in this Agreement or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, address to you at the least address you provided to the Company.

8.                                      The Plan.   This Agreement is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your grant of RSUs, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted and those of the Plan, the provisions of the Plan shall control.